Exhibit 99.1

JOINT WRITTEN
CONSENT OF THE
BOARD OF
DIRECTORS AND
MAJORITY CONSENTING
STOCKHOLDERS OF
CAMPBELL
INTERNATIONAL
HOLDING CORP.

The undersigned, being all of the members of the Board of Directors of Campbell International Holding Corp., formerly known as Bitmis Corp., a Nevada corporation (the “Corporation”), acting by written consent pursuant to NRS 78.315, and the holders of a majority of the outstanding voting shares of the Corporation’s (i) preferred stock, par value $.001 (the “Preferred Stock”), and (ii) common stock, par value $0.0001 (the “Common Stock”), acting by written consent pursuant to NRS 78.320 (the “Majority Consenting Stockholders”) do hereby adopt the following recitals and resolutions effective as of this 19th day of July, 2023 (the “Joint Written Consent”).

AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION AND CHANGE THE TRADING SYMBOL

WHEREAS, the Board of Directors of the Corporation previously authorized and approved the filing of Articles of Amendment to the Corporation’s Articles of Incorporation with the State of Nevada to approve the name change from Bitmis Corp. to Campbell International Holding Corp. which was filed with the Nevada Secretary of State on June 29, 2023;

WHEREAS, the Board of Directors of the Corporation has re-considered and desires to authorize and approve the filing of Articles of Amendment to the Corporation’s Articles of Incorporation to approve the name change from Campbell International Holding Corp. to Cambell International Holding Corp. (the “Name Change”. Substantially in the form attached hereto as Exhibit A;

WHEREAS, the Board of Directors of the Corporation believes that it is appropriate and in the best interest of the Corporation’s stockholders to change the Corporation’s trading symbol to KAFC or such other symbol as the officers of the Corporation determine; and

WHEREAS, the Corporation has received the written consent of the Majority Consenting Stockholders, which is attached to this Joint Consent of the Corporation’s Board of Directors and Majority Consenting Stockholders approving the Name Change.

NOW, THEREFORE, BE IT RESOLVED as follows:

RESOLVED, that the Amendment to the Corporation’s Articles of Incorporation changing the name of the Corporation from Campbell International Holding Corp. to Cambell International Holding Corp. is hereby ratified, confirmed, and approved substantially in the form attached hereto as Exhibit A; and

FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to take such action as is necessary to change the Corporation’s trading symbol to KAFC or such other symbol as the officers in their sole discretion shall select; and

FURTHER RESOLVED, that the Corporation file: (i) an application or notice of corporate action with the Financial Industry Regulatory Authority (“FINRA”) with respect to the Amendment and the symbol change; and

(ii) Articles of Amendment to its Articles of Incorporation with the State of Nevada to change the Corporation’s name from Campbell International Holding Corp. to Cambell International Holding Corp.

OMNIBUS RESOLUTIONS

NOW, THEREFORE, BE IT RESOLVED as follows:

RESOLVED, that the Officers be, and each hereby individually is, authorized to execute all documents and to take such action as such Officer or Officers may deem necessary or advisable in order to effect the resolutions set forth in this Joint Written Consent, including (i) submitting and filing all notifications, filings and actions with federal and state corporate and securities regulators, the Financial Industry Regulatory Authority, and all other organizations and agencies which have oversight and regulatory authority over the Company; and (ii) any and all additional actions that the Officers deem necessary to effect the approved resolutions; and

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation; and

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation; and

FURTHER RESOLVED, that this Joint Written Consent may be executed in counterparts and with facsimile or other electronic signatures with the effect as if all parties hereto had executed the same document, all counterparts of which shall be construed together and shall constitute a single Joint Written Consent; and

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As of the record date for these actions, the Corporation has 10,000,000 shares of Preferred Stock, issued, outstanding, and entitled to vote, and 7,250,750 Common Stock issued, outstanding, and entitled to vote. The number of shares of the Corporation’s voting capital stock owned of record and beneficially by the Majority Consenting Stockholders and consenting to the adoption of these resolutions, totals 10,406,400 shares. This represents 60.3% of the total voting capital stock consenting to the adoption of the Amendment and these resolutions.

CAMPBELL INTERNATIONAL HOLDING CORP.

By its Board of Directors:

By its Board of Directors:

/s/ Ms. Sun Xiuzhi, Sole
Name:	Ms. Sun Xiuzhi, Sole
Director

Name of Majority Consenting Stockholders		Number of Voting Shares

HOWELL HOLDING LIMITED

By:	/s/ Sun Xiuzhi
	Sun Xiuzhi, Director	6,725,600 shares

KIDDE HOLDING LIMITED

By:	/s/ Ms. Sun Xiuzhi
	Sun Xiuzhi, Director	1,780,800 shares

MS. XIAOYAN YUAN

/s/ Ms. Xiaoyan Yuan
	Ms. Xiaoyan Yuan, an individual	1,000,000 shares

NASCHO HOLDING LIMITED

By:	/s/ Ms. Jing Li
	Jing Li, Director	600,000 shares

BOLLEN HOLDING LIMITED

By:	/s/ Ms. Li Ying
	Li Ying, Director	300,000 shares

Total		10,406,400 shares (60.3% of the total voting capital stock)

Dated: Effective July 19, 2023

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